Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made effective as of this 9th day of December, 2021 (“Grant Date”), between Harold E. Hutchins (“Optionee”) and Webstar Technology Group, Inc., a Wyoming corporation (the “Company”).

WHEREAS, on the Grant Date, the Company grants the Optionee a non-qualified stock option (this “Option”) to acquire 2,500,000 shares (the “Option Shares”) of the Company’s common stock, par value $0.0001 per share (the “Shares”), as set forth herein; and

WHEREAS, the parties hereto desire to set forth the terms of the grant and the conditions associated with the exercise of this Option.

NOW, THEREFORE, in consideration of representations, warranties, covenants and agreements herein contained, the parties agree as follows:

1. Grant of Option. The Company hereby irrevocably grants this Option to purchase all or any part of the Option Shares on the terms and conditions hereinafter set forth.

2. Exercise Price. The per share exercise price (“Exercise Price”) for the Option Shares shall be $0.0001 per Share.

3. Vesting. The Option is fully vested with respect to all of the Option Shares on the Grant Date.

4. Term of Option.

(a) The Option shall expire no later than the tenth (10th) anniversary of the Grant Date, but shall be subject to earlier termination as herein provided. Upon expiration or termination of the Option, all of the Optionee’s rights hereunder shall cease.

(b) Except as otherwise provided in this Section 4, if the Optionee’s employment, directorship, consultancy or advisory position is terminated as a result of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), by the Company other than for Cause (as defined below) or by the Optionee for any reason, the unvested portion of the Option shall terminate immediately without consideration therefor and the vested portion of the Option shall terminate on the earlier of (A) one year after the date the Optionee ceases to be an employee, director, consultant or advisor of the Company or (B) the date on which the Option otherwise expires by its terms.

(c) If the Optionee’s employment, directorship, consultancy or advisory position is terminated by the Company for Cause, then this entire Option shall terminate immediately upon the last day of the Optionee’s employment, directorship, consultancy or advisory position without consideration therefor.

(d) If the Optionee breaches any material provision of any noncompetition or similar restrictive covenant agreement, then this entire Option shall terminate immediately upon such breach without consideration therefor. For the avoidance of doubt, the termination described in this paragraph shall be in addition to, and not in place of, any other remedies at law or equity available to the Company or any affiliate for such breach.

(e) “Cause” shall have the meaning given in any employment, director or consulting agreement with the Optionee that defines cause or, in the absence of such an agreement, “Cause” shall mean a good faith finding by the Company that the Optionee has (A) failed, neglected, or refused to perform the lawful employment duties related to the Optionee’s position or as from time to time assigned to the Optionee (other than due to disability within the meaning of Code Section 22(e)(3)); (B) committed any willful, intentional, or grossly negligent act having the effect of injuring the interests, business or reputation of the Company or any affiliate; (C) violated or failed to comply in any material respect with the Company’s or an affiliate’s published rules, regulations or policies, as in effect or amended from time to time, to the extent applicable to the Optionee; (D) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (E) misappropriated or embezzled any property of the Company or an affiliate (whether or not an act constituting a felony or misdemeanor); or (F) breached any material provision of this Agreement, the Noncompetition Agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other agreement with the Company or any affiliate.

5. Exercisability and Manner of Exercise.

(a) To the extent that the Option has vested in accordance with the vesting schedule and is in effect, the Option may be exercised in full or in part by the Optionee or, in the event of the Optionee’s death, by the Optionee’s representative, by (A) giving written notice to the Company stating the number of Shares exercised; (B) providing payment in full for such Shares, plus an amount sufficient to satisfy all minimum federal, state and local withholding tax requirements (provided that the Optionee may elect to satisfy such amount to be paid for such Shares and withholding tax requirements by having the Company withhold a number of Shares otherwise issuable under this Option with a fair market value sufficient to satisfy such payment and tax amounts); and (C) becoming a party to any shareholders or similar agreement as may be approved by the Company’s Board of Directors. Payment may be wholly in cash or by certified check payable to the order of the Company. Upon such exercise pursuant to this Section 5(a), delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the Optionee, not more than thirty (30) days from the date of the Optionee’s compliance with the procedures specified in the preceding sentence; provided that this Option may not be issued, and no Shares subject to this Option will be issued, unless and until the Company has determined to its satisfaction that such exercise and issuance will comply with all applicable laws and regulations.

(b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its Common Stock as will be sufficient to satisfy the requirements of this Option.

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6. Non-Transferability. The right of the Optionee to exercise the Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him. The Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

7. Representation Letter and Investment Legend.

(a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit A and the Company shall place an appropriate legend upon any certificate for the Shares issued by reason of such exercise.

(b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Shares.

8. Adjustments on Changes in Recapitalization, Reorganization and Changes in Control. In the event that any recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or other event, affects the Shares transferable or issuable on exercise of the Option, an appropriate and equitable adjustment shall be made in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, which may include adjusting the number and type of shares, interests or units subject to this Agreement, or the terms, conditions, or restrictions of this Agreement. Upon a recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of securities of the Company, or other similar corporate transaction or other event, the Company may elect to cancel the Option in exchange for a payment of cash, securities or other property (or any combination thereof) equal to the excess, if any, of the value (as determined by the Board of Directors of the Company by the reasonable application of a reasonable valuation method) of the Option Shares as to which the Option is vested as of such event over the aggregate Exercise Price for such Option Shares (less any applicable tax withholding) or, if such value does not exceed such Exercise Price, may cancel the Option as of such event without consideration therefor.

9. No Special Engagement Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of, or other relationship with, the Optionee for the period within which this Option may be exercised. However, if the Optionee is an employee, during the period of the Optionee’s employment, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

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10. Rights as a Shareholder; Board Interpretation. The Optionee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. As a condition to the grant of this Option, the Optionee agrees, with such agreement being binding on the Optionee’s legal representatives, guardians, legatees or beneficiaries, that this Agreement shall be administered and interpreted by the Board of Directors of the Company, and that any interpretation or determination made by the Board of Directors pursuant to this Agreement shall be final, binding and conclusive.

11. No Fractional Shares; Withholding Taxes. Notwithstanding anything to the contrary herein, no fractional Shares or other securities may be issued or delivered pursuant to this Agreement, and the Company may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated. Whenever Shares are to be issued upon exercise of this Option, or payments or transfers made under Section 8 hereof, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all minimum federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.

12. Amendment. This Agreement may be amended, modified, superseded or terminated by the Company only by a written instrument executed by the Optionee and the Company; provided that the Company may otherwise modify the terms of the Option to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange on which the Shares are then traded, or to preserve favorable accounting or tax treatment of the Option for the Company.

13. No Guarantee of Tax Treatment. Notwithstanding any provisions of this Agreement, the Company does not guarantee to the Optionee or any other person with an interest in the Option that the Option is exempt from or compliant with Code Section 409A, and the Company shall not indemnify, defend or hold harmless any individual with respect to the tax consequences of any failure to be so exempt or compliant.

14. Governing Law. This Agreement shall be governed and construed, and the rights of the parties hereto determined, in accordance with Delaware law. If any of the provisions contained in this Agreement is prohibited by law, that provision shall be unenforceable, but shall not affect the effectiveness or enforceability of any other provision of this Agreement. The granting of this Option and the issuance of Shares in connection with this Option are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Agreement, the Company has no liability to deliver any Shares under this Agreement or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity as well as the Company’s own insider trading policy or other policies. In such event, the Company may delay issuing such Shares or substitute cash for any Share(s) otherwise deliverable hereunder without the consent of the Optionee or any other person. In addition, if applicable, the Company has no liability to deliver any Shares under this Agreement if the delivery of such Shares would cause the Company to lose its status as an S corporation under Federal tax laws. In such event, the Company may substitute cash for any Share(s) otherwise deliverable hereunder without the consent of the Optionee or any other person.

15. Counterparts: Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party hereto of facsimile copies of signature pages duly executed by such party.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Optionee has hereunto set his or her hand, all as of the day and year first set forth below.

Webstar Technology Group, Inc.

By:	/S/ Don D. Roberts
Name:	Don D. Roberts
Title:	Chief Executive Officer

Optionee’s Acceptance

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

OPTIONEE

/S/ Harold E. Hutchins
Name:	Harold E. Hutchins

Address:	1531 Talbot Avenue
Jacksonville, FL 32205

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EXHIBIT A
TO STOCK OPTION AGREEMENT

[INSERT DATE]

Webstar Technology Group, Inc.

4231 Walnut Bend

Jacksonville, FL 32257

Ladies and Gentlemen:

In connection with the acquisition by me of ______ shares of Common Stock, par value $0.0001 per share (the “Shares”) of Webstar Technology Group, Inc., a Wyoming corporation (the “Company”), pursuant to the exercise of an Option dated as of ________________, 20__, I hereby represent to the Company as follows:

(a) I hereby confirm that: (i) the Shares to be received by me will be acquired for investment only, for my own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof; and (ii) I have no current intention of selling, granting participation in or otherwise distributing the Shares. I further represent that I do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares.

(b) I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) on the basis that the acquisition of the Shares by me and the issuance of securities by the Company to me is exempt from registration under the 1933 Act and that the Company’s reliance on such exemption is predicated on my representations set forth herein.

(c) I understand that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act or applicable state securities laws, the Shares must be held indefinitely.

(d) I represent that I (i) am capable of bearing the economic risk of holding the unregistered Shares for an indefinite period of time and have adequate means for providing for my current needs and contingencies, (ii) can afford to suffer a complete loss of my investment in the Shares, and (iii) understand and have taken cognizance of all risk factors related to the acquisition of the Shares.

(e) I understand that the acquisition of the Shares involves a high degree of risk and there will be no established market for the Company’s capital stock and it is not likely that any public market for such stock will develop in the near future.

(f) Independent of the additional restrictions on the transfer of the Shares contained herein, I agree that I will not make a transfer, disposition or pledge of any of the Shares other than pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, unless and until: (i) I shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and (ii) if requested by the Company and at my expense or at the expense of my transferee, I shall have furnished to the Company an opinion of counsel, reasonably satisfactory (as to counsel and as to substance) to the Company and its counsel, to the effect that such transfer may be made without registration of the Shares under the 1933 Act, and applicable state securities laws.

(g) I also acknowledge that, in addition to the restrictions described herein, the transfer of the Shares may be further restricted by the terms of any Shareholders’ Agreement to which I am or become a party.

(h) I acknowledge that all certificates evidencing the Shares shall bear the following investment legend:

These securities have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act, or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.

(i) The certificates evidencing the Shares shall also bear any legend required by any shareholders, stock restriction or other similar agreement which I am required to sign as a condition to the issuance of the Shares and any applicable state securities law.

(j) In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in its stock books, and the Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act and applicable state securities laws covering such Shares or pursuant to and in compliance with the provisions any shareholders, stock restriction or other similar agreement which I am required to sign as a condition to the issuance of the Shares. A copy of any such agreement, together with any amendments thereto, shall remain on file with the Secretary of the Company and shall be available for inspection to any properly interested person without charge within five (5) days after the Company’s receipt of a written request therefor.

Very truly yours,

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